Exhibit 10.4

CHINOOK THERAPEUTICS, INC.

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made effective as of                 , 2020 (the “Effective Date”), by and between Chinook Therapeutics, Inc., a Delaware corporation (the “Company”) and                             , (“Consultant”). The Company and Consultant may be referred to herein individually as “Party” or collectively as “Parties.”

1.    Work and Payment.

1.1    Services. Consultant will continue his/her/its work on ongoing transactional matters directly relevant to the disposition of Company’s non-1301 assets. Specifically, Consultant will continue to supervise and participate in ongoing marketing, product diligence, negotiation and presentation to the Special Committee of potential transactions related thereto (together with such other related services as the Company may reasonably request from time to time, the “Services”). Consultant hereby agrees to deliver the Services on the terms set forth herein. Unless otherwise specified in Exhibit A attached hereto (the “Project Assignment”), the manner and means by which Consultant chooses to complete the Services are in Consultant’s sole discretion and control. In performing the Services, Consultant will use Consultant’s own equipment, tools and other materials at Consultant’s own expense, unless otherwise specified in this Agreement. Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement. Consultant will perform the Services, and provide the results thereof, with the highest degree of professional skill and expertise.

1.2    Compensation. The terms and conditions for payment are set forth in the Project Assignment, which is hereby incorporated by reference into this Agreement.

1.3    Expenses. The Company will reimburse Consultant for reasonable expenses incurred in the performance of the Services; provided that any expenses exceeding $5,000 in the aggregate must be approved in advance by the Company. Consultant must provide copies of receipts for any single expense incurred greater than $50. Approved expenses will be reimbursed within 30 days of the Company’s receipt of invoices with supporting receipts, to the extent required by this provision.

2.    Confidential Information.

2.1    Definition. During the term of this Agreement and in the course of Consultant’s performance hereunder, Consultant will receive and otherwise be exposed, directly or indirectly, to technical and non-technical confidential information of the Company, including without limitation, information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, improvements and enhancements related to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Confidential Information”), whether in graphic, written, electronic or oral form. Confidential Information may be labeled or identified at the time of disclosure as confidential or proprietary, or equivalent, but Confidential Information also includes information which by its context would reasonably be deemed to be confidential and proprietary. “Confidential Information” may also include, without limitation, unpublished patent applications and other intellectual property filings, ideas, Work Product (as defined below), techniques, works of authorship, models, inventions, compounds, compositions, know-how, processes, algorithms, software programs, software source documents, formulae, information and trade secrets as well as financial information (including sales costs, profits, pricing methods), research data, clinical data, bills of material, customer, prospect and supplier lists, investors, employees, business and contractual relationships (including with third parties), business forecasts, sales and merchandising data, and business and marketing plans and any derivatives, improvements and enhancements related to any of the above. Information the Company provides regarding third parties as to which the Company has an obligation of confidentiality also constitutes “Confidential Information.”

2.2    Restrictions on Use and Disclosure. Consultant acknowledges the confidential and secret character of the Confidential Information, and agrees and acknowledges that such Confidential Information is the sole, exclusive property of the Company. Accordingly, Consultant agrees not to use or reproduce the Confidential Information except as reasonably necessary in the performance of this Agreement, and not to disclose, lecture upon or publish all or any part of the Confidential Information in any form to any third party, either during or after the term of this Agreement, without the prior written consent of the Company. Consultant shall take, at its own expense, all reasonable steps to keep the Confidential Information strictly confidential. Consultant agrees to institute measures to protect the Confidential Information in a manner consistent with the measures it uses to protect its own sensitive proprietary and confidential information, which shall not be less than a reasonable standard of care. Consultant shall notify the Company upon discovery of any actual or suspected loss or unauthorized disclosure of the Confidential Information and shall cooperate with Company to take all reasonable steps requested by the Company to prevent, control or remedy any such loss or disclosure. Upon expiration or any termination of this Agreement, Consultant agrees to cease using, to return to the Company, or at the Company’s sole option, destroy, to the extent practicable, all whole and partial copies and derivatives of the Confidential Information, whether in Consultant’s possession or under Consultant’s direct or indirect control.

2.3    Third-Party Information. Consultant will need to manage and use the confidential information of third parties while providing the Services and agrees to use reasonable efforts to keep such information secret, and Consultant will not disclose or otherwise make available to the Company any confidential information received by Consultant under obligations of confidentiality from a third party.

2.4    Exceptions; Compelled Disclosure. The obligations of confidentiality set forth in Section 2.2 will not apply to information the Consultant can establish by competent proof: (i) was generally available to the public or otherwise part of the public domain at the time of disclosure; (ii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through an act or omission of Consultant in violation of any confidentiality restrictions; (iii) was already known to Consultant, without confidentiality restrictions, at the time of disclosure; (iv) was disclosed to Consultant, without confidentiality restrictions, by a third party who had no obligation not to disclose such information to others; or (v) was developed independently by Consultant without any use of or reference to the Confidential Information. In the event a court or governmental agency legally compels Consultant to disclose Confidential Information, Consultant will provide reasonable prior written notice of such required disclosure to the Company and support the Company, at Company’s sole expense, in taking reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

2.5    Defend Trade Secrets Act Notice of Immunity Rights. Consultant acknowledges that the Company has provided Consultant with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in confidence to a Federal, State, or local government official or to an attorney for the purpose of reporting or investigating a suspected violation of law, (ii) Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (iii) if Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Consultant may disclose the Confidential Information to its attorney and use the Confidential Information in the court proceeding, if Consultant files any document containing the Confidential Information under seal, and does not disclose the Confidential Information, except pursuant to court order.

2.6    Consultant Confidential Information. Consultant may share with Company confidential information of Consultant during the Term. Company agrees to keep such information confidential on the same terms mutatis mutandis as Consultant has agreed in respect of Company Confidential Information.

3.    Intellectual Property. Company shall be the sole and exclusive owner of, and Consultant hereby assigns to Company, any and all writings, documents, work product, inventions, developments, improvements, discoveries, know-how, processes, chemical entities, compounds, plans, memoranda, tests, research, designs, specifications, models and data that Consultant makes, conceives, discovers or develops, either solely or jointly with any other person in performance of the Services (collectively, “Work Product”). Consultant shall promptly disclose to Company all information relating to Work Product as appropriate as part of the Services and at the request of Company. To the extent, if any, that Consultant has rights in or to any Work Product or any data or inventions developed in connection with work under this Agreement (“Company IP”), Consultant hereby irrevocably assigns and transfers to Company, and to the extent that an executory assignment is not enforceable, Consultant hereby agrees to assign and transfer to Company, in writing, from time to time, upon request, any and all right, title, or interest that Consultant has or may obtain in any Work Product and/or Company IP without the necessity of further consideration. Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets and trademarks with respect thereto. At Company’s request and expense, Consultant shall assist Company in acquiring and maintaining its right in and title to, any Work Product. Such assistance may include, but will not be limited to, signing applications and other documents, cooperating in legal proceedings, and taking any other steps considered necessary or desirable by Company.

4.    Representations and Warranties.

Consultant represents as follows:

(a)    Consultant has the power and authority to enter into this Agreement; and

(c)    Consultant will perform the Services in all material respects in accordance with applicable law.

Company represents as follows:

(a)    Company has the power and authority to enter into this Agreement and

(c)    Company will comply in all material respects with all Applicable Law in relation to this Agreement and the Services.

5.    Term and Termination.

5.1    This Agreement shall begin on the date first written above and shall continue until October 31, 2020 (the “Term”) unless, as permitted herein, extended by the parties or earlier terminated by a party. The parties may mutually agree in writing to extend the Term for one or more successive calendar months for a fee in respect of each such calendar month no less than the Fee (as defined in the Project Assignment), which additional fee shall be due and payable on the 15th of the calendar month to which the payment relates.

5.2    This Agreement may be terminated by either party on fifteen days’ prior written notice to the other party. For the avoidance of doubt, prior notice is not required by either party for this Agreement to terminate at the conclusion of the Term (including if the Term is extended). In the event of such termination by the Company, Consultant will cease work immediately after receiving notice of such termination from the Company and will notify the Company of all costs incurred up to the effective date of termination that are reimbursable pursuant to Section 1.3 hereof. The Company agrees to reimburse Consultant for costs and expenses permitted under this Agreement including pursuant to Section 1.3, 3 or 8 incurred by Consultant in compliance with this Agreement (including Section 1.3) and the Fee (as defined in the Project Assignment, or as otherwise mutually agreed by the parties in writing) payable for the calendar month in which termination occurs shall be reduced by taking into account the number of business days unworked in the Term after the effective date of termination, provided that the Fee due and payable for October 2020 shall only be reduced if this Agreement is terminated by Consultant effective a date prior to October 30, 2020.

6.    Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Except pursuant to the terms of the Indemnity Agreement (defined in Section 8 below), Consultant is not the agent of the Company and is not authorized to make any representation, warranty, contract, or commitment on behalf of the Company. Consultant will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Consultant is responsible for all personal tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant’s performance of the Services and receipt of fees under this Agreement. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Consultant’s behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant under this Agreement. In the event that, notwithstanding this Section 6, Consultant is found by a court of competent jurisdiction to be an employee of the Company, the Parties acknowledge and agree that works of authorship and other intellectual property that would qualify fully for exemption from assignment under the provisions of Section 2870 of the California Labor Code will not constitute Work Product for the purposes of assignment under Section 3 of this Agreement. Notwithstanding the foregoing, the Company’s Amended and Restated Severance Plan and Summary Description dated December 9, 2016, as amended, and in particular Sections III(d) and V. of the Severance Plan, shall control with respect to tax treatment, offset, and the application of Sections 280G and 409A of the Internal Revenue Code to the benefits provided under this Agreement.

7.    LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL CONSULTANT BE LIABLE TO COMPANY FOR ANY LOST PROFITS OR LOST BUSINESS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER THE COMPANY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

8.    Indemnity. The Indemnity Agreement entered into on June 27, 2019, effective as of March 11, 2015 between Company and Consultant (the “Indemnity Agreement”) will remain in full force and effect for the Term mutatis mutandis and shall survive the termination of this Agreement with respect to the activities under this Agreement.

9.    General.

9.1    Assignment. This Agreement may not be assigned.

9.2    Legal and Equitable Remedies. Each Party will have the right to seek enforcement of this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that such Party may have for a breach of this Agreement.

9.3    Governing Law. The rights and obligations of the Parties under this Agreement will be governed in all respects by the laws of the State of California without regard to conflict of law principles.

9.4    Notices. Any notices required or permitted hereunder will be given to the appropriate Party in writing and will be delivered by personal delivery, electronic mail or by certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, three days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices will be sent to the addresses or electronic mail set forth at the beginning of this Agreement or such other address or electronic mail as either Party may specify in writing.

9.5    Entire Agreement. This Agreement, together with the Project Assignment, constitute the Parties’ final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. For the avoidance of doubt, the Indemnity Agreement, the indemnification provisions in the Company’s certificate of incorporation, bylaws or other organizational documents, each as amended, the Separation Agreement between the Company and Consultant and the provisions of the Retention Agreement dated January 9, 2020 providing Consultant additional time to exercise options remain in full force and effect.

9.6    Waiver and Modification. This Agreement may not be waived, modified or amended unless mutually agreed upon in writing by both Parties.

9.7    Severability. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability will not prevent enforcement of any other provision of this Agreement.

9.8    Counterparts. This Agreement may be executed in two or more counterparts by facsimile or other reliable electronic reproduction (including, without limitation, transmission by pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which will be considered an original, but all of which together will constitute one and the same instrument.

9.9    Survival. In addition to the rights and obligations of the Parties otherwise accrued as of termination or expiration or provisions that survive by their terms, the rights and obligations of the Parties set forth in Sections 2, 3, 6, 7, 8, and 9 and Exhibit A shall survive the termination or expiration of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

CHINOOK THEAPEUTICS, INC.	CONSULTANT

By:	By:

Name:	Name:

Title:

[Signature Page to Consulting Agreement]

Exhibit A

Project Assignment